Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-effective Amendment No. 2 to the Registration Statement on Form S-4 of Community Bank Shares of Indiana, Inc. (“the Company”) of our report dated March 31, 2014 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2013, and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Horwath LLP

Louisville, Kentucky

October 27, 2014

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